Press Release	Source: ShengdaTech Inc.

ShengdaTech, Inc. Repurchases $19.75 Million Face Value of its 6.00% Convertible Senior Notes, to Report Fourth Quarter Gain

Wednesday December 3, 8:00 am ET

TAI'AN CITY, Shandong, China, Dec. 3 /PRNewswire-Asia-FirstCall/ -- ShengdaTech Inc. ("ShengdaTech" or "the Company") (Nasdaq: SDTH - News), a leading manufacturer of nano precipitated calcium carbonate ("NPCC") and a major manufacturer of coal-based chemical products in Shandong Province, PRC, today announced that it has repurchased, in a series of privately negotiated transactions executed between November 18 and November 25, 2008, an aggregate of $19.75 million face value of its 6.0% Convertible Senior Notes due 2018, for consideration of approximately $9.89 million, plus accrued interest in cash.

In May 2008, ShengdaTech issued $115 million of its 6.0% Convertible Senior Notes. Following these repurchases, $95.25 million face value of the convertible notes will remain outstanding. As of September 30, 2008, ShengdaTech had approximately $132.4 million in cash and cash equivalents, without giving effect to the $9.89 million used by ShengdaTech to repurchase a portion of the 6.0% Convertible Senior Notes. As a result of these repurchases, ShengdaTech expects to report a pre-tax gain in the fourth quarter of 2008. These repurchases will potentially reduce the dilution of ShengdaTech's common stock outstanding by nearly 2 million shares.

"After evaluating the best use of our cash resources, and with full consideration of our announced expansion plans, we judged the repurchase of a portion of our outstanding convertible notes at this time to be a highly beneficial opportunity. It reduces the number of potentially dilutive securities outstanding, offers an excellent return on investment to the Company, and is in the best interest of our shareholders," commented Mr. Xiangzhi Chen, President and CEO of ShengdaTech.

About ShengdaTech, Inc.

ShengdaTech is engaged in the business of manufacturing, marketing and selling nano-precipitated calcium carbonate ("NPCC") products and coal-based chemicals for use in various applications. The Company converts limestone into NPCC using its proprietary technology co-developed with Tsinghua University. ShengdaTech is the only company possessing proprietary NPCC technology in China. Its NPCC products are mainly exported to countries like South Korea, Singapore, Malaysia, Vietnam, etc. The Company is also engaged in the manufacture and sale of coal-based chemical products namely ammonium bicarbonate, liquid ammonia, melamine and methanol. The Company markets and sells its coal-based products mainly for chemical fertilizers and raw materials in the production of organic and inorganic chemical products, including formaldehyde and pesticides.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by ShengdaTech on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the Company's ability to prepare for growth, the Company's planned manufacturing capacity expansion, outlook for its coal based chemical operations and predictions and guidance relating to the Company's future financial performance. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the tire industry, changes in composition of tires, pricing and demand trends for the Company's chemical products, changes to government regulations, risk associated with operation of the Company's new manufacturing facility, risk associated with large scale implementation of the new NPCC manufacturing process, the ability to attract new customers, ability to increase its product's applications, ability of its customers to sell products, cost of raw material, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

Crocker Coulson, President
CCG Investor Relations
Tel: +1-646-213-1915
Email: crocker.coulson@ccgir.com
Web: http://www.ccgirasia.com

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Source: ShengdaTech Inc.